As filed with the Securities and Exchange Commission on April 8, 2011

Registration No. 333-173063

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCOS DORADOS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	5812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Roque Saenz Peña 432

B1636FFB Olivos, Buenos Aires, Argentina

(011-54-11) 4711-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, NY 10001

(212) 356-8340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrés V. Gil Maurice Blanco Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Phone: (212) 450-4000 Fax: (212) 701-5800	Marcelo A. Mottesi Paul E. Denaro Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, NY 10005 Phone: (212) 530-5602 Fax: (212) 822-5602

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Class A shares, no par value	71,830,770	$15.00	$1,077,461,550	$125,093.29

(1)	Includes shares which the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-1 of Arcos Dorados Holdings Inc. is being filed for the purpose of filing updated Exhibits 5.1, 8.1 and 23.2 hereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Our memorandum and articles of association provide that, to the fullest extent permitted by British Virgin Islands law or any other applicable laws, our directors will not be personally liable to us or our shareholders for any acts or omissions in the performance of their fiduciary duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

Our memorandum and articles of association provide that we shall indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. We may pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7.	Recent Sales of Unregistered Securities

None.

Item 8.	Exhibits

(a)	The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement.*

3.1	Memorandum of Association and Articles of Association.*

4.1	Indenture dated October 1, 2009 among Arcos Dorados B.V., the Subsidiary Guarantors named therein and Citibank N.A., as trustee.*

5.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to the validity of the class A shares.

8.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to British Virgin Islands tax matters (included in Exhibit 5.1).

9.1	Los Laureles Voting Trust.*

10.1	Amended and Restated Master Franchise Agreement for McDonald’s Restaurants in All of the Territories, except Brazil.*

10.2	Amendment No. 1 to the Amended and Restated Master Franchise Agreement for McDonald’s Restaurants in All of the Territories, except Brazil.*

10.3	Second Amended and Restated Master Franchise Agreement for McDonald’s Restaurants in Brazil.*

10.4	Amended and Restated Escrow Agreement dated October 12, 2010 among McDonald’s Latin America, LLC, LatAm, LLC, each of the Escrowed MF Subsidiaries, Arcos Dorados Restaurantes de Chile Ltda., Arcos Dorados B.V., Deutsche Bank Trust Company Americas, as collateral agent, and Citibank, N.A., as escrow agent.*

10.5	Letter of Credit Reimbursement Agreement dated August 3, 2007 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.6	Amendment to Letter of Credit Reimbursement Agreement dated November 3, 2008 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.7	Second Amendment to Letter of Credit Reimbursement Agreement dated December 10, 2008 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.8	Third Amendment to Letter of Credit Reimbursement Agreement dated July 8, 2009 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.9	Fourth Amendment to Letter of Credit Reimbursement Agreement dated April 23, 2010 between Arcos Dorados B.V. and Credit Suisse AG, Cayman Islands Branch.*

10.10	Amended and Restated Schedule dated as of January 12, 2009 to the ISDA Master Agreement between Banco Santander, S.A. and Arcos Dorados B.V.*

10.11	Confirmation of Cross-Currency Swap between Banco Santander, S.A. and Arcos Dorados B.V. dated October 12, 2010.*

10.12	Confirmation of Cross-Currency Swap between Banco Santander, S.A. and Arcos Dorados B.V. dated October 12, 2010.*

10.13	Confirmation of Cross-Currency Swap between Banco Santander, S.A. and Arcos Dorados B.V. dated October 12, 2010.*

10.14	ISDA Schedule to the 2002 Master Agreement dated as of December 12, 2008 between The Bank of Nova Scotia and Arcos Dorados B.V.*

10.15	Confirmation of Cross Currency Swap between The Bank of Nova Scotia and Arcos Dorados B.V. dated December 17, 2008.*

10.16	ISDA Schedule to the 2002 Master Agreement dated as of December 14, 2009 between Morgan Stanley & Co. International plc and Arcos Dorados B.V.*

10.17	Confirmation of Interest Rate Swap between Morgan Stanley & Co. International plc and Arcos Dorados B.V. dated December 30, 2009.*

10.18	Confirmation of Interest Rate Swap between Morgan Stanley & Co. International plc and Arcos Dorados B.V. dated December 30, 2009.*

10.19	ISDA Schedule to the 2002 Master Agreement dated as of December 14, 2009 between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V.*

10.20	Credit Support Annex to the Schedule to the Master Agreement dated as of December 14, 2009 between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V.*

10.21	Confirmation of Interest Rate Swap between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V. dated December 21, 2009.*

10.22	Confirmation of Interest Rate Swap between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V. dated December 22, 2009.*

10.23	Equity Incentive Plan.*

10.24	Amended and Restated Shareholders’ Agreement.*

21.1	List of subsidiaries.*

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L.*

23.2	Consent of Maples and Calder, British Virgin Islands counsel of Arcos Dorados (included in Exhibit 5.1).

23.3	Consent of Euromonitor.*

24.1	Powers of attorney (included on signature page to the registration statement).*

99.1	Consent of Michael Chu.*

*	Previously filed as an exhibit to the Company’s registration statement on Form F-1 (File No. 333-173063) filed with the Securities and Exchange Commission on March 25, 2011 and incorporated by reference herein.

(b)	Financial Statement Schedules

None.

Item 9.	Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina on April 8, 2011.

Arcos Dorados Holdings Inc.

By:	/S/ JUAN DAVID BASTIDAS
	Name:	Juan David Bastidas
	Title:	Chief Legal Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to the registration statement has been signed by the following persons on April 8, 2011 in the capacities indicated:

Name	Title

* Woods Staton	Chairman and Chief Executive Officer (principal executive officer)

* German Lemonnier	Director and Chief Financial Officer (principal financial officer and principal accounting officer)

* Sergio Alonso	Director

* Annette Franqui	Director

* Carlos Hernández-Artigas	Director

/S/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States

*By	/S/ JUAN DAVID BASTIDAS
Attorney-in-fact

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement.*

3.1	Memorandum of Association and Articles of Association.*

4.1	Indenture dated October 1, 2009 among Arcos Dorados B.V., the Subsidiary Guarantors named therein and Citibank N.A., as trustee.*

5.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to the validity of the class A shares.

8.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to British Virgin Islands tax matters (included in Exhibit 5.1).

9.1	Los Laureles Voting Trust.*

10.1	Amended and Restated Master Franchise Agreement for McDonald’s Restaurants in All of the Territories, except Brazil.*

10.2	Amendment No. 1 to the Amended and Restated Master Franchise Agreement for McDonald’s Restaurants in All of the Territories, except Brazil.*

10.3	Second Amended and Restated Master Franchise Agreement for McDonald’s Restaurants in Brazil.*

10.4	Amended and Restated Escrow Agreement dated October 12, 2010 among McDonald’s Latin America, LLC, LatAm, LLC, each of the Escrowed MF Subsidiaries, Arcos Dorados Restaurantes de Chile Ltda., Arcos Dorados B.V., Deutsche Bank Trust Company Americas, as collateral agent, and Citibank, N.A., as escrow agent.*

10.5	Letter of Credit Reimbursement Agreement dated August 3, 2007 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.6	Amendment to Letter of Credit Reimbursement Agreement dated November 3, 2008 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.7	Second Amendment to Letter of Credit Reimbursement Agreement dated December 10, 2008 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.8	Third Amendment to Letter of Credit Reimbursement Agreement dated July 8, 2009 between Arcos Dorados B.V. and Credit Suisse, acting through its Cayman Islands Branch.*

10.9	Fourth Amendment to Letter of Credit Reimbursement Agreement dated April 23, 2010 between Arcos Dorados B.V. and Credit Suisse AG, Cayman Islands Branch.*

10.10	Amended and Restated Schedule dated as of January 12, 2009 to the ISDA Master Agreement between Banco Santander, S.A. and Arcos Dorados B.V.*

10.11	Confirmation of Cross-Currency Swap between Banco Santander, S.A. and Arcos Dorados B.V. dated October 12, 2010.*

10.12	Confirmation of Cross-Currency Swap between Banco Santander, S.A. and Arcos Dorados B.V. dated October 12, 2010.*

10.13	Confirmation of Cross-Currency Swap between Banco Santander, S.A. and Arcos Dorados B.V. dated October 12, 2010.*

10.14	ISDA Schedule to the 2002 Master Agreement dated as of December 12, 2008 between The Bank of Nova Scotia and Arcos Dorados B.V.*

10.15	Confirmation of Cross Currency Swap between The Bank of Nova Scotia and Arcos Dorados B.V. dated December 17, 2008.*

10.16	ISDA Schedule to the 2002 Master Agreement dated as of December 14, 2009 between Morgan Stanley & Co. International plc and Arcos Dorados B.V.*

10.17	Confirmation of Interest Rate Swap between Morgan Stanley & Co. International plc and Arcos Dorados B.V. dated December 30, 2009.*

10.18	Confirmation of Interest Rate Swap between Morgan Stanley & Co. International plc and Arcos Dorados B.V. dated December 30, 2009.*

10.19	ISDA Schedule to the 2002 Master Agreement dated as of December 14, 2009 between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V.*

10.20	Credit Support Annex to the Schedule to the Master Agreement dated as of December 14, 2009 between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V.*

10.21	Confirmation of Interest Rate Swap between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V. dated December 21, 2009.*

10.22	Confirmation of Interest Rate Swap between JPMorgan Chase Bank, N.A. and Arcos Dorados B.V. dated December 22, 2009.*

10.23	Equity Incentive Plan.*

10.24	Amended and Restated Shareholders’ Agreement.*

21.1	List of subsidiaries.*

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L.*

23.2	Consent of Maples and Calder, British Virgin Islands counsel of Arcos Dorados (included in Exhibit 5.1).

23.3	Consent of Euromonitor.*

24.1	Powers of attorney (included on signature page to the registration statement).*

99.1	Consent of Michael Chu.*

*	Previously filed as an exhibit to the Company’s registration statement on Form F-1 (File No. 333-173063) filed with the Securities and Exchange Commission on March 25, 2011 and incorporated by reference herein.